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                                                                     EXHIBIT 5.1

                               MORRISON & FOERSTER LLP
                                   ATTORNEYS AT LAW

                                  425 MARKET STREET
                         SAN FRANCISCO, CALIFORNIA 94105-2482

                                                              September 1, 1998


Digital Microwave Corporation
170 Rose Orchard Way
San Jose, CA  95134

     Re:  Digital Microwave Corporation:
          18,513,797 Shares of Common Stock
          ---------------------------------------

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") filed by you with the Securities and Exchange Commission on September 1, 1998, in connection with the registration under the Securities Act of 1933, as amended, of 18,513,797 shares of your Common Stock, par value of $0.01 (the "Common Stock"). The Common Stock is to be issued to the former shareholders of Innova Corporation, a Washington corporation ("Innova"), pursuant to the terms of that certain Agreement and Plan of Reorganization and Merger, dated as of July 22, 1998, by and between you, Iguana Merger Corp., a Washington corporation and your wholly owned subsidiary, and Innova.

     In connection with this opinion, we have examined all proceedings taken by you relating to the issuance of up to 18,513,797 shares of the Common Stock.

     It is our opinion that the up to 18,513,797 shares of the Common Stock being issued by you, when issued in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid, and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Proxy Statement/Prospectus constituting a part thereof, and any amendments thereto.

                                        Very truly yours,

                                        /s/ MORRISON & FOERSTER LLP